April 25, 2014

Securities & Exchange
Commission
450 Fifth Street, NW
Washington, DC 20549



Attn. Document
Control



            RE
American
Depositary Shares
evidenced by Each 1
American Depositary
Share representing
Four 4 deposited
shares of
Shin Corporation
Public
Company Form F6 File
No. 333113670



Ladies and Gentlemen

Pursuant to Rule
424b3 under
the Securities Act of
1933, as
amended, on behalf of
BNY
Mellon, as Depositary
for
securities against
which
American Depositary
Receipts
are to be issued, we
attach a
copy of the new
prospectus
Prospectus reflecting
the
change in name for
Shin
Corporation Public
Company.

As required by Rule
424e, the
upper right hand
corner of the
Prospectus cover page
has a
reference to Rule
424b3 and to
the file number of
the
registration
statement to
which the Prospectus
relates.

Pursuant to Section
III B of the
General Instructions
to the
Form F6 Registration
Statement, the
Prospectus
consists of the ADR
certificate
with revised name
change for
Shin Corporation
Public
Company.

The Prospectus has
been
revised to reflect
the new
name, and has been
overstamped with
     Effective April
28, 2014 the
Companys name changed
to
Intouch Holdings
Public
Company Limited

Please contact me
with any
questions or comments
at 212
8158162
Arlene C. Villareal
The Bank of New York
Mellon
ADR Division
Encl.
                  CC
Paul Dudek, Esq.
Office of
International
Corporate Finance